Shareholders Should Hold Velan Accountable for Questionable Securities Trading, Governance and Ethical Practices



August 14th
Velan's first indication to a SVB Leerink banker of non-public knowledge about a potential LNTH & PGNX transaction and opposition to such a deal[1]
From August 21st to September 9th,
Velan acquired ~1.5m shares.
Velan continued to trade AFTER acquiring non-public knowledge of a potential PGNX transaction with LNTH
September 18th
In two separate conversations, Velan told a second and third SVB Leerink banker his non-public knowledge about a potential LNTH & PGNX transaction and stated that he would spend millions of dollars to oppose ANY deal between LNTH and PGNX[1]
Members of the Velan Group, including Mr. Sarpangal, attended a dinner seated next to a Progenics director and did not raise the topic of the transaction.
June 21st
LNTH privately submits a non-binding indication of interest to acquire PGNX
August 19th
LNTH submitted a revised non-binding indication of interest
August 22nd
PGNX countered LNTH's August 19th offer
Velan Launches its Consent Solicitation
October 2nd
LNTH and PGNX publicly announce its transaction.
Why did Velan never disclose its opposition to the deal, primarily with our Board?
Why didn't Velan share this information publicly with shareholders?
Further detail outlined in PGNX's 10/23/2019 8-K
Volume ('000)
Share Price
1,500
1,250
1,000
750
500
250
0
$8.00
$7.50
$7.00
$6.50
$6.00
$5.50
$5.00
$4.50
$4.00
$3.50
$3.00
125
171
80
614
131
73
277
244
44
72
Aug-19
Sep-19
Oct-19

Velan continued to trade Progenics' stock AFTER acquiring non-public knowledge of the transaction

(1) SVB Leerink is Lantheus' financial advisor on the Progenics transaction. SVB Leerink described the interactions with Mr. Venkataraman disclosed herein to Progenics' legal advisors and has reviewed the related public disclosures by Progenics.